Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0201230

(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

O’REILLY AUTOMOTIVE, INC.

(Exact name of obligor as specified in its charter)

MISSOURI	27-4358837
(State or other jurisdiction of	(IRS employer
incorporation or organization)	identification No.)

233 South Patterson
Springfield, Missouri 65802	65802
(Address of principal executive offices)	(Zip Code)

O’Reilly Automotive, Inc.

Debt Securities

(Title of the indenture securities)

Item 1.                                                         General Information

(a)         Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve PO Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

(b)         The Trustee is authorized to exercise corporate trust powers.

Item 2.                                                         Affiliations with obligor.

The Obligor is not affiliated with the Trustee.

Item 3.                                                         Voting securities of the Trustee.

NOT APPLICABLE

Item 4.                                                         Trusteeships under other indentures.

NOT APPLICABLE

Item 5.                                                         Interlocking directorates and similar relationships with the obligor or underwriters

NOT APPLICABLE

Item 6.                                                         Voting securities of the trustee owned by the obligor or its officials.

NOT APPLICABLE

Item 7.                                                         Voting securities of the trustee owned by underwriters or their officials.

NOT APPLICABLE

Item 8.                                                         Securities of the obligor owned or held by the trustee.

NOT APPLICABLE

Item 9.                                                         Securities of the underwriters owned or held by the trustee.

NOT APPLICABLE

Item 10.                                                  Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

NOT APPLICABLE

Item 11.                                                  Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

NOT APPLICABLE

Item 12.                                                  Indebtedness of the Obligor to the Trustee.

NOT APPLICABLE

Item 13.                                                  Defaults of the Obligor.

NOT APPLICABLE

Item 14.                                                  Affiliations with the Underwriters.

NOT APPLICABLE

Item 15.                                                  Foreign Trustee.

NOT APPLICABLE

Item 16.                                                  Lists of Exhibits

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.              Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.              Certificate of Authority from the Comptroller of Currency evidencing a change of the corporate title of the Association.  (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.              Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association.  (Exhibit 3 to Form T-1 filed with the Registration Statement No. 333-74008).

4.              Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.              N/A

6.              Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.              Report of Condition of the Trustee as of 12/31/15.  See attached Exhibit 1 to this Form T-1.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 16th day of February, 2016.

UMB BANK, NATIONAL ASSOCIATION

BY:	/s/ Douglas G Hare
Douglas G Hare, Senior Vice President

DATE:  February 16, 2016

December 2015 FFIEC 041UMB Bank N.A . - ID RSSD# 0000936855 Printed: 01/29/2016 - 09:51 am Schedule RC Consolidated Report of Condition for Insured Banks and Savings Associations for December 31, 2015 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet 1.a. 1.b. 2.a. 2.b. 3.a. 3.b. 4.a. 4.b. 4.c. 4.d. 5. 6. 7. 8. 9. 10.a. 10.b. 11. 12. (1) Includes cash items in process of collection and unposted debits. (2) Includes time certificates of deposit not held for trading. (3) Includes all securities resale agreements, regardless of maturity. Dollar Amounts in Thousands Bil Mil Thou Assets 1. Cash and balances due from depository institutions (from Schedule RC-A ): a. Noninterest-bearing balances and currency and coin (1) ................................................................ b. Interest-bearing balances (2) ............................................................................................................ 2. Securities: a. Held-to-maturity securities (from Schedule RC-B, column A ) ............................................................ b. Available-for-sale securities (from Schedule RC-B, column D) ......................................................... 3. Federal funds sold and securities purchased under agreements to resell: a. Federal funds sold .............................................................................................................................. b. Securities purchased under agreements to resell (3) ....................................................................... 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale .......................................................................................................... RCON0081 469,612 RCON0071 518,431 RCON1754 667,106 RCON1773 6,804,131 RCONB987 15,937 RCONB989 157,690 RCON5369 589 b. Loans and leases, net of unearned income ..................................... c. LESS: Allowance for loan and lease losses .................................... RCONB528 9,430,534 RCON3123 81,143 d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) .............................. 5. Trading assets (from Schedule RC-D) .................................................................................................. 6. Premises and fixed assets (including capitalized leases) ..................................................................... 7. Other real estate owned (from Schedule RC-M) ................................................................................... 8. Investments in unconsolidated subsidiaries and associated companies .............................................. 9. Direct and indirect investments in real estate ventures ........................................................................ 10. Intangible assets: a. Goodwill .............................................................................................................................................. b. Other intangible assets (from Schedule RC-M) .................................................................................. 11. Other assets (from Schedule RC-F) ...................................................................................................... 12. Total assets (sum of items 1 through 11) .............................................................................................. RCONB529 9,349,391 RCON3545 10,600 RCON2145 212,421 RCON2150 3,307 RCON2130 0 RCON3656 0 RCON3163 108,599 RCON0426 15,913 RCON2160 489,793 RCON2170 18,823,520 15

December 2015 FFIEC 041 UMB Bank N.A. - ID RSSD# 0000936855 Printed: 01/29/2016 - 09:51 am

Schedule RC 16

Schedule RC—Continued

Dollar Amounts in Thousands					
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			RCON2200	**15,245,636**	13.a.
(1) Noninterest-bearing (1)	RCON6631	6,459,757			13.a.(1)
(2) Interest-bearing	RCON6636	8,785,879			13.a.(2)
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased (2)			RCONB993	66,855	14.a.
b. Securities sold under agreements to repurchase (3)			RCONB995	1,751,567	14.b.
15. Trading liabilities (from Schedule RC-D)			RCON3548	**0**	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			RCON3190	**24,921**	16.
17. Not applicable					
18. Not applicable					
19. Subordinated notes and debentures (4)			RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)			RCON2930	**138,249**	20.
21. Total liabilities (sum of items 13 through 20)			RCON2948	**17,227,228**	21.
22. Not applicable					22.
Equity Capital					
Bank Equity Capital					
23. Perpetual preferred stock and related surplus			RCON3838	0	23.
24. Common stock			RCON3230	21,250	24.
25. Surplus (exclude all surplus related to preferred stock)			RCON3839	750,822	25.
26.					
a. Retained earnings			RCON3632	827,924	26.a.
b. Accumulated other comprehensive income (5)			RCONB530	(3,704)	26.b.
c. Other equity capital components (6)			RCONA130	0	26.c.
27.					
a. Total bank equity capital (sum of items 23 through 26.c)			RCON3210	**1,596,292**	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries			RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)			RCONG105	**1,596,292**	28.
29. Total liabilities and equity capital (sum of items 21 and 28)			RCON3300	**18,823,520**	29.

(1) Includes noninterest-bearing demand, time, and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

December 2015 FFIEC 041 UMB Bank N.A. - ID RSSD# 0000936855 Printed: 01/29/2016 - 09:51 am

Schedule RC 17

Schedule RC—Continued

Memoranda

To be reported with the March Report of Condition.

		Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during **2014**	RCON6724	N/A	M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

		MM/DD	
To be reported with the March Report of Condition.			
2. Bank's fiscal year-end date	RCON8678	N/A	M.2.